CERTIFICATE OF MERGER
OF
WASHINGTON INVESTMENT COMPANY

with and into

INDEPENDENT BANK GROUP, INC.

Pursuant to (i) the provisions of Chapter 10 of the Texas Business Organizations Code (the “TBOC”), (ii) the provisions of the Colorado Corporations and Associations Act (the “CCAA”) and (iii) the provisions of the Colorado Business Corporation Act (the “CBCA”), Independent Bank Group, Inc., a Texas corporation (“IBG”) and Washington Investment Company, a Colorado corporation (“WIC” and together with IBG, the “Merging Parties”) certify the following certificate of merger was adopted for the purpose of effecting a merger in accordance with Chapter 10 of the TBOC, Article 90 of the CCAA and Article 111 of the CBCA (the “Merger”).
1.Parties to the Merger. The name, organizational form, state of incorporation, and secretary of state file number of each corporation that is a party to the Merger are as follows:

Name of Parent Corporation	Entity Type	State of Organization	Texas SOS File Number	Surviving Entity
Independent Bank Group, Inc.	For profit corporation	Texas	800125042	Yes
Name of Subsidiary Corporation	Entity Type	State of Organization	Texas SOS File Number	Surviving Entity
Washington Investment Company	For profit corporation	Colorado	N/A	No

2.    The number of outstanding shares of each class of stock of the subsidiary corporation and the number of shares of each class owned by the parent corporation are as follows:

Name of Subsidiary Corporation	Designation of Class	Number of Shares Outstanding	Number of Shares Owned by the Parent Corporation
Washington Investment Company	Common	3,647.77	3,647.77 (100%)

3.    Attached hereto as Exhibit “A” is a true and correct copy of the resolutions adopted by the Board of Directors of IBG, the parent corporation, as of October 19, 2017, authorizing the merger of WIC into IBG. The attached resolutions were adopted and approved by the governing authority of the parent corporation as required by the laws of its jurisdiction of formation and by its governing documents.

4.    Organizations Created by Merger. No new domestic corporation or other entity will be created pursuant to the Agreement.
5.    Tax Certificate. IBG, as the surviving corporation, will be responsible for and obligated to pay all fees and franchise taxes of each Merging Party.
6.    Effectiveness of Filing. The Merger shall become effective as of 4:02 p.m., Dallas, Texas time, October 27, 2017, in accordance with the provisions of the TBOC.

[Signature Page to Follow]

Execution
The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. The undersigned certifies that the statements contained herein are true and correct, and that the person signing is authorized under the provisions of the Business Organizations Code, or other law applicable to and governing the parent organization, to execute the filing instrument.
Date: Effective as of October 23, 2017

INDEPENDENT BANK GROUP, INC.
By: /s/ David R. Brooks
David R. Brooks Chairman of the Board and CEO

Signature Page to Certificate of Merger

EXHIBIT “A”
RESOLUTIONS OF BOARD OF DIRECTORS
OF INDEPENDENT BANK GROUP, INC. APPROVING THE
MERGER OF WASHINGTON INVESTMENT COMPANY
WITH AND INTO
INDEPENDENT BANK GROUP, INC.

WHEREAS, Independent Bank Group, Inc. (“IBG”) is a corporation duly incorporated and existing under the laws of the State of Texas; and

WHEREAS, Washington Investment Company (“WIC”) is a corporation duly incorporated and existing under the laws of the State of Colorado and a wholly-owned subsidiary of IBG; and

WHEREAS, Section 10.006 of the Texas Business Organizations Code (the “TBOC”) permits a corporation that owns at least 90 percent of the outstanding shares of each class of the stock of another corporation to merge the other corporation into itself; and

WHEREAS, Section 7-111-104 of the Colorado Business Corporation Act (the “CBCA”) permits a corporation that owns at least 90 percent of the outstanding shares of each class of the stock of another corporation to merge the corporation into itself; and

WHEREAS, the Board of Directors (the “Board”) of IBG considers it to be in the best interests of IBG to merge (the “Parent-Sub Merger”) WIC with and into IBG, under the Certificate of Formation of IBG and with the name “Independent Bank Group, Inc.”, pursuant to Section 10.006 of the TBOC and Section 7-111-104 of the CBCA and upon the terms and subject to the conditions set forth herein; and

WHEREAS, the Board of IBG desires to take any and all actions that may be necessary or appropriate to consummate the Parent-Sub Merger; and

WHEREAS, it is not necessary to obtain the approval of the shareholders of IBG for such Parent-Sub Merger.

NOW, THEREFORE, BE IT RESOLVED, that the Board of IBG hereby authorizes IBG to merge WIC into IBG pursuant to Section 10.006 of the TBOC and Section 7-111-104 of the CBCA, and IBG does hereby have WIC merge into IBG, with IBG being the corporation surviving the Parent-Sub Merger, to be effective at 4:02 p.m. on October 27, 2017 (the “Effective Time”).

FURTHER RESOLVED, that pursuant to Section 7-111-104 of the CBCA, WIC and IBG enter into a Plan of Merger governing the Parent-Sub Merger, and the Board of IBG hereby approve and adopt the Plan of Merger and authorize the officers of IBG to execute such Plan of Merger in order to consummate the Parent-Sub Merger as contemplated in these resolutions.

FURTHER RESOLVED, that IBG shall be the corporation surviving the Parent-Sub Merger (the “Surviving Corporation”) and its name shall continue to be “Independent Bank Group, Inc.” and that the established offices and locations of WIC and IBG shall be the offices and locations of the Surviving Corporation.

FURTHER RESOLVED, that, at the Effective Time, the Certificate of Formation and the Bylaws of IBG shall be and remain the Certificate of Formation and Bylaws of the Surviving Corporation, until such Certificate of Formation or Bylaws are amended, altered or repealed as provided by law.

FURTHER RESOLVED, that the directors and officers of IBG immediately prior to the Effective Time shall continue to serve as the directors and officers of the Surviving Corporation, and each of them, subject to the Bylaws of the Surviving Corporation and the laws of the State of Texas, shall serve until his successor is elected or appointed and qualified or until his earlier death, incapacity, resignation or removal.

FURTHER RESOLVED, that, at the Effective Time, IBG shall receive all of the property, rights, privileges, franchises, patents, trademarks, trade names, licenses, registrations and other assets of every kind and description of WIC, such assets shall be vested in and devolve upon IBG without further act and deed, and IBG shall assume all the liabilities of every kind and description of WIC.

FURTHER RESOLVED, that the Chairman of the Board, the President, any Vice President and the Secretary or Treasurer of IBG be, and they hereby are, authorized, empowered and directed to make, execute and deliver the Certificate of Merger setting forth a copy of these resolutions and the date of adoption thereof, and to file the same in the office of the Secretary of State of the State of Texas.

FURTHER RESOLVED, that the Chairman of the Board, the President, any Vice President and the Secretary or Treasurer of IBG be, and they hereby are, authorized, empowered and directed to make, execute and deliver a Statement of Merger to be filed in the office of the Secretary of State of the State of Colorado.

FURTHER RESOLVED, that such officers of IBG be, and they hereby are, authorized, empowered and directed, for, on behalf of and in the name of IBG to make, execute, acknowledge and deliver any and all instruments, agreements, documents and certificates, and do and perform all necessary acts and deeds to carry out the Parent-Sub Merger into full force and effect, including, without limitation, the delegation of authority to execute any such instruments, agreements, documents and certificates and perform any such acts to any employee or agent of IBG and such agreements, documents and acts are hereby approved, authorized and adopted as duly authorized acts of IBG in all respects and for all purposes.

FURTHER RESOLVED, that all previous action taken or agreements entered into by the officers, directors or representatives of IBG on behalf of IBG in negotiating or carrying out the

Parent-Sub Merger into full force and effect are hereby ratified, confirmed, approved and adopted as duly authorized acts of IBG in all respects and for all purposes.